EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into by and between Twistbox Entertainment, Inc., a Delaware corporation organized under the laws of the State of Delaware, with its principal offices located at 14242 Ventura Boulevard, Sherman Oaks, California 91423 (the “Company”) and Russell Burke (“Employee”) dated as of December 11, 2006 (“Effective Date”).

I. EMPLOYMENT.

The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth commencing as of December 11, 2006 (“Employment Date”) through and including December 10, 2008; provided that, notwithstanding any other provision contained herein to the contrary, the first ninety (90) days of your employment will be on a probationary basis where either party may provide the other with fifteen (l5) days prior notice of its intention not to continue with your employment with the Company for any or no reason whatsoever. In such event, you agree and acknowledge that neither party shall have any further obligation to the other except with respect to the Company’s obligation to pay your accrued salary as of the last day of your employment.

II. DUTIES.

A. Employee shall serve during the course of his employment as Chief Financial Officer and shall have such other duties and responsibilities as are consistent with those generally performed by the Chief Financial Officer of a similarly situated company and as the Chief Executive Officer shall determine from time to time including matters concerning: capital asset/financial planning; financial systems and modeling, budgeting and forecasting; strategic planning and competitive analyses; business evaluations and due diligence; acquisitions and divestitures; debt and equity financing and restructuring; financial management; banking relations; business policies, practices and procedures; public and private offerings; and Sarbanes-Oxley (or similar) compliance. The Company shall provide Employee with all reasonable and necessary business equipment to allow Employee to perform such duties and responsibilities. The Company retains absolute discretion to reorganize the Company from time to time and that nothing in this Agreement shall in any way affect or limit such discretion.

B. Employee agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent Employee, upon approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in direct competition with the business of the Company or in direct competition with any present or future affiliate of the Company; provided, however, that no approval of the Board of Directors of the Company shall be required for Employee to continue to serve as a director of any company of which he was a director as of the Effective Date so long as such company is not in competition with the Company. Nothing herein shall prevent Employee from (i) investing in real estate for his own account, (ii) becoming a partner or a stockholder in any corporation, partnership or other venture not in direct competition with the business of the Company or in competition with any present affiliate of the Company, or (iii) becoming up to a 5% stockholder in any publicly held corporation whether or not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

C. Employee shall report to Ian Aaron, Chief Executive Officer.

III. COMPENSATION.

A. The Company will pay to Employee a base salary at the annual rate of $240,000. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company may in its discretion increase Employee’s salary beyond these set amounts but it may not reduce it.

B. Annual Bonus. Employee shall eligible for an annual performance/merit bonus (the “Bonus”) at the Company’s sole discretion based upon Employee’s performance and the performance of the Company with a target Bonus of fifty percent (50%) of your base salary. Such Bonus to be determined by the Company’s Board of Directors and/or Compensations Committee based upon several factors including the profitability of the Company, your performance and the achievement of goals each fiscal year. A Bonus is to be paid on the Company’s fiscal year basis to the extent and in such manner as determined with such other comparable senior executives of the Company.

C. Welfare Benefit Plans. Employee and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, employee life, group life, accidental death, travel accident insurance plans and programs and 401K Plan) to the extent applicable generally to other comparable senior executives of the Company.

D. Expenses. Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other comparable senior executives of the Company.

E. Fringe Benefits. Employee shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other comparable senior executives of the Company.

F. Vacation. Employee shall be entitled to twenty (20) business days of paid vacation for each full year employment which shall be taken in accordance with the policies and practices as in effect generally with respect to other comparable senior executives of the Company.

G. Stock Options. The Company shall grant to Employee, subject to Compensation Committee approval and the vesting provisions described in this Agreement, nonqualified stock options (the “Options”) under the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”), to acquire seventy five thousand (75,000) shares of the Company’s Common Stock (“Common Shares”) at the exercise price of $0.59 per Common Share under each such Option. Each Option shall represent the right to acquire one (1) Common Share. Subject to earlier termination of the Options as described below, the Options shall vest in full and become immediately exercisable as follows: (a) twenty five percent (25%) on the first anniversary of the Employment Date and the remaining seventy five percent (75%) in equal quarterly installments over the three (3) year period following the first anniversary of the Employment Date. The Options shall expire on the first to occur of (i) the close of business on the last business day of the Company coinciding with or immediately preceding the day before the tenth anniversary of the Effective Date, (ii) the termination of the Options pursuant to the Plan, or (iii) the termination of the Options in connection with a termination of Employee’s employment with the Company as contemplated by the Option Agreement. The Options shall be evidenced by a written option agreement in the Form attached hereto as Exhibit A (the “Option Agreement”). In addition to any provision contained in the Plan and/or the Option Agreement, all Options are subject to full accelerated vesting upon an underwritten initial public offering of the securities of the Company and/or a Change of Control of the Company.

H. The Company reserves the right to modify, suspend or discontinue any and all of the plans, practices, policies and programs described in Sections III-C, III-D, and III-E above at any time without recourse by Employee so long as such action is taken generally with respect to other comparable employees, is not applied retroactively, and does not single out Employee.

IV. TERMINATION.

A. Death or Disability. Employee’s employment shall terminate automatically upon Employee’s death. If a Disability of Employee has occurred (pursuant to the definition of Disability set forth below), the Company may give to Employee written notice of its intention to terminate Employee’s employment. In such event, Employee’s employment with the Company shall terminate effective on the 120th day after receipt of such notice by Employee, provided that, within the 120 days after such receipt, Employee shall not have returned to full-time performance of his duties. For purposes of this Agreement. “Disability” shall mean either a physical or mental impairment which substantially limits a major life activity of Employee and which renders Employee unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company for an aggregate of 120 days in any twelve-month period. The determination of Disability under the preceding sentence shall be based upon information supplied by Employee and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company. In the event Employee’s health care provider and the Company do not agree as to whether Employee has a Disability, Employee and the Company shall appoint a third-party qualified physician who shall evaluate Employee and provide a determination of whether Employee has a Disability.

B. Cause. The Company may terminate Employee’s employment for “Cause” in the event the Employee has engaged in or committed: willful misconduct; gross negligence; theft, or fraud; any willful act that is reasonably likely to and which does in fact have the effect of materially injuring the reputation, business or a business relationship of the Company; and material breach of any material term of this Agreement. In the event the Company determines that Cause for termination exists based upon willful misconduct or gross negligence, the Company shall give Employee fourteen (14) days prior written notice of such termination which notice shall include reasonable detail as to the ground for such termination. If such ground is curable, Employee shall be given thirty (30) days from the date of such notice to cure such ground for termination for Cause. After the expiration of any such cure period, the Company shall make a good faith determination as to whether Employee has cured such ground for termination for Cause and shall give written notice thereof to the Employee which, in the case of a determination that Employee has failed to cure, shall include reasonable detail as to why Employee’s efforts to cure were not adequate.

C. Other than Cause or Death or Disability. The Company may terminate Employee’s employment at any time, with or without cause, upon ninety (90) days’ written notice.

D. Obligations of the Company Upon Termination.

I. Death or Disability. If Employee’s employment is terminated by reason of Employee’s Death or Disability, this Agreement shall terminate without further obligations to Employee or his legal representatives under this Agreement (except as provided in this Section IV-D-1), other than for (a) payment of the sum of (i) Employee's pro rata portion of the annual base salary through the date of termination to the extent not theretofore paid, (ii) Employee's pro rata portion of the Bonus for any unpaid amounts accrued prior to termination for the calendar year during which the Employee's Death or Disability occurs, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (i), (ii), and (iii) shall be hereinafter referred to as the “Accrued Obligations”), which shall be paid to Employee or his estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the date of termination; (b) payment to Employee or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare benefit plans, and (c) to the extent termination is due to Disability, until the earlier of the end of such Disability and one (1) year following Employee's notice to the Company of any such Disability, continued participation in medical, dental, hospitalization and life insurance coverage and in all other plans and programs in which Employee was participating (on the same basis he was participating) on the date of termination. Upon a termination as a result of Death or Disability, the Options, and any other options granted to Employee by the Company during his employment, to the extent outstanding and not previously vested at the time of such termination, shall thereupon vest in full and shall continue to be exercisable for a period of three (3) years after such termination.

2. Cause. If Employee's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligations to Employee.

3. Other than Cause or Death or Disability. If the Company terminates Employee’s employment for other than Cause or Death or Disability, this Agreement shall terminate without further obligations to Employee other than for: (a) the payment of Accrued Obligations and (b) the lump sum payment of a sum equal to the balance of base salary payments for the remainder of the Term had Employee remained employed through the end of the Term, less standard withholdings and other authorized deductions. Such payments to be made upon Employee’s execution, and non-revocation, of a release substantially in the form attached hereto as Exhibit B. Furthermore, if the Company terminates Employee's employment for other than Cause, Death or Disability, the Options, and any other options granted to Employee by the Company during his employment, to the extent outstanding and not previously vested at the time of such termination, shall thereupon vest in full and shall continue to be exercisable for a period of three (3) years after such termination.

4. Termination By Employee. Employee may terminate his employment with Company upon ninety (90) days’ written notice for any reason other than Good Reason, Death or Disability. For all purposes under this agreement, any such termination by Employee shall be treated as a termination for Cause.

5. Exclusive Remedy. Employee agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

V. ARBITRATION. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of Employee’s employment, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Los Angeles, California, before a sole arbitrator selected from the American Arbitration Association (“AAA”), and shall be conducted in accordance with the AAA rules for the resolution of Employment Disputes as the exclusive forum for the resolution of such dispute, provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until otherwise modified by the Arbitrator, provided, however, that such provisional injunctive relief shall be sought in aid and in advance of the arbitration only. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Employee's employment. Employee and Company agree that in any proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to its or his reasonable attorneys’ fees and costs (including forum costs associated with the arbitration) incurred by it or him in connection with resolution of the dispute in addition to any other relief granted.

VI. ANTI SOLICITATION.

Employee promises and agrees that during his employment, and for a period of twelve (12) months thereafter, he will not influence or attempt to influence any mobile telecommunications operator or other distributor of the Company's programming, games and services to cease distribution of the Company's programming, games and services with its subscribers and replace it with similar services of any competitor with the business of the Company.

VII. SOLICITING EMPLOYEES.

Employee promises and agrees that during his employment, and for a period of twelve (12) months thereafter, directly or indirectly, solicit any of the Company employees who earned annually $50,000 or more as a Company employee during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in direct competition with the business of the Company or any subsidiary of the Company. For the purposes of this provision, “indirectly solicit” shall mean that Employee has provided name(s) or other identifying information to aid in the solicitation of such person.

VIII. CONFIDENTIAL INFORMATION.

A. Employee, in the performance of Employee's duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the “Confidential Material”). All such Confidential Material is considered secret and will be available to Employee in confidence. Except in the performance of duties on behalf of the Company, Employee shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Employee’s) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company’s business, which Employee prepares, uses or encounters, shall be and remain the Company’s sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, Employee shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in Employee’s possession or under Employee’s control, provided however, that Employee may retain in his possession any Confidential Material that reflects the terms of his employment with the Company or the terms or amount of his compensation and benefits.

IX. SUCCESSORS.

A. This Agreement is personal to Employee and shall not, without the prior written consent of the Company, be assignable by Employee.

B. This Agreement may not be assigned by the Company without Employee’s prior written consent, unless such assignment is made in connection with a Change in Control, in which case, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. With respect to any assignment of this Agreement by Company requiring Employee’s prior written consent, no such permitted assignment shall relieve the Company of its obligations or liability hereunder unless Employee otherwise agrees in writing.

X. WAIVER.

No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

XI. MODIFICATION.

This Agreement may not be amended or modified other than by a written agreement executed by Employee and the Company’s Chief Executive Officer.

XII. SAVINGS CLAUSE.

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XIII. COMPLETE AGREEMENT.

This Agreement constitutes and contains the entire agreement and final understanding concerning Employee’s employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party.

XIV. GOVERNING LAW.

This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XV. CONSTRUCTION.

Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XVI. COMMUNICATIONS.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Employee at the address on file with the Company or addressed to the Company at 14242 Ventura Blvd., Sherman Oaks CA 91423, Attention: Ian Aaron, Chief Executive Officer. Either party may change the address at which notice shall be given by written notice given in the above manner.

XVII. EXECUTION.

This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

Russell Burke		Twistbox Entertainment, Inc.

By:	/s/ R. J. Burke	By:	/s/ Ian Aaron
Name: Ian Aaron
Its: President/CEO

EXHIBIT A
OPTION AGREEMENT

TWISTBOX ENTERTAINMENT, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
TWISTBOX ENTERTAINMENT, INC.
2006 STOCK INCENTIVE PLAN

This Non-Qualified Stock Option Agreement (“Agreement”) dated as of December 11, 2006 (the “Grant Date”) by and between Twistbox Entertainment, Inc., a Delaware corporation (the “Company”) and Russell Burke (the “Participant”).

Preliminary Statement

The Committee has authorized this grant of a non-qualified stock option (the “Option”) on November 21, 2006 to purchase the number of shares of the Company’s common stock (the “Common Stock”) set forth below to the Participant, as an Eligible Employee of the Company or a Subsidiary (collectively, the Company and all Subsidiaries of the Company shall be referred to as the “Employer”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Twistbox Entertainment, Inc. 2006 Stock Incentive Plan (the “Plan”). A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1. Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the (Company 75,000 shares of Common Stock, at a price per share of $0.59 (the “Option Price”).

3. Exercise.

(a) Except as set forth in subsection (b) below, the Option shall vest and become exercisable as provided in Schedule A, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Common Stock as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. Schedule A (Vesting Schedule) indicates each date upon which the Participant shall be vested and entitled to exercise the Option with respect to the percentage indicated beside that date provided that the Participant has not suffered a Termination of Employment prior to the applicable vesting date. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

(b) Upon the occurrence of an IPO or Change of Control, the Options shall immediately become exercisable with respect to all shares of Common Stock subject thereto.

(c) Notwithstanding the foregoing, the Participant may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. In addition, the Participant may not exercise the Option if the terms of the Plan do not permit the exercise of Options at such time.

4. Option Term. The term of each Option shall be until the tenth (10th) anniversary of the Grant Date, after which time it shall terminate, subject to earlier termination in the event of the Participant’s Termination of Employment as specified in Section 5 below.

5. Termination of Employment.

(a) Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination of Employment, shall remain exercisable as provided in Section 9.2(a) of the Plan.

(b) Any portion of the Option that is not vested as of the date of the Participant’s Termination of Employment for any reason shall terminate and expire as of the date of such Termination of Employment.

(c) If the Participant breaches any agreement with the Company or any of its Subsidiaries regarding competition, confidentiality or the solicitation of customers or employees, the Option (whether vested or unvested) and shares of Common Stock acquired upon exercise of the Option (without compensation other than repayment of the Option Price) shall be immediately forfeited to the Company unless the Participant cures such breach (if curable) within I5 days of being notified of such breach.

6. Restriction on Transfer of Option. No part of the Option shall be Transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

7. Company Call Rights; Restrictions on Transfer. The Option, and any shares of Common Stock that the Participant acquires upon exercise of the Option, shall be subject to the Company call rights and restrictions on transfer (including the Company’s right of first refusal) set forth in Article XIII of the Plan. To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit the certificates evidencing the shares of Common Stock to be issued upon the exercise of the Option with an escrow agent designated by the Company.

8. Securities Representations. Upon the exercise of the Option prior to the registration of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall he made in reliance upon the express representations and warranties of the Participant.

(a) The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b) The Participant has been advised that the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of the shares of Common Stock, is to be effected (it being understood, however, that the shares of Common Stock are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section. The Participant further acknowledges and understands that the Company is under no obligation hereunder to register the shares of Common Stock.

(c) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d) The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant agrees that he will not dispose of the Common Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

(e) The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Common Stock.

(f) The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his investment in the Common Stock.

9. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

10. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Twistbox Entertainment, Inc.
14242 Ventura Boulevard, 3rd Floor
Sherman Oaks, California 91423
Attention: Plan Administrator

If to the Participant, to the address on file with the Company.

12. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

13. Agreement. As a condition to the receipt of shares of Common Stock when the Option is exercised, the Participant shall execute and deliver an Assumption Agreement, and to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired and such other terms or restrictions as the Committee shall from time to time establish. Such Assumption Agreement, stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such Assumption Agreement, stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement or other agreement.

14. 409A. NOTWITHSTANDING ANYTHING HEREIN OR IN THE PLAN TO THE CONTRARY, IF THE COMMON STOCK DOES NOT CONSTITUTE “SERVICE RECIPIENT STOCK” FOR PURPOSES OF SECTION 409A OF THE CODE OR IF THE OPTION OTHERWISE IS DEEMED TO BE DEFERRED COMPENSATION UNDER SECTION 409A OF THE CODE AS A RESULT OF ANY PROPOSED, TEMPORARY OR FINAL REGULATIONS OR ANY OTHER GUIDANCE ISSUED BY THE SECRETARY OF THE TREASURY AND THE INTERNAL REVENUE SERVICE WITH RESPECT TO SECTION 409A OF THE CODE, THE COMPANY SHALL BE PERMITTED TO AMEND THE PLAN AND THE OPTION TO COMPLY WITH SECTION 409A WITHOUT THE PARTICIPANT’S CONSENT. THE COMPANY SHALL HAVE NO LIABILITY TO THE PARTICIPANT OR OTHERWISE IF THE OPTION AND ANY AMOUNTS PAID OR PAYABLE THEREUNDER IS SUBJECT TO SECTION 409A OF THE CODE.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TWISTBOX ENTERTAINMENT, INC.

By:	/s/ Adi McAbian
Authorized Officer

/s/ Russell Burke
Russell Burke Employee Social Security number:

I, ____________________, the spouse of the Participant, do hereby join with my spouse in executing this Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Signature

SCHEDULE A
VESTING SCHEDULE

Employee Name:	Russell Burke

Total Grant: Shares:	75,000
Date:	December 11, 2006

First Vesting Period:
Shares:	18,750
Date:	December 11, 2007

Shares:	23,438
Date:	March 11, 2008

Shares:	28,125
Date:	June 10, 2008

Shares:	32,813
Date:	September 9, 2008

Second Vesting Period:
Shares:	37,500
Date:	December 10, 2008

Shares:	42,188
Date:	March 11, 2009

Shares:	46,875
Date:	June 10, 2009

Shares:	51,563
Date:	September 9, 2009

Third Vesting Period:
Shares:	56,250
Date:	December 10, 2009

Shares:	60,938
Date:	March 11, 2010

Shares:	65,625
Date:	June 10, 2010

Shares:	70,313
Date:	September 9, 2010

Fourth Vesting Period:
Shares:	75,000
Date:	December 10, 2010

EXHIBIT B
General Release Agreement

This General Release Agreement (the “Agreement”) is entered into as of____, 200__, by and between Russell Burke (the “Employee”) and Twistbox Entertainment, Inc. (the “Company”). Employee and the Company are parties to an Employment Agreement effective as of December 11, 2006 (the “Employment Agreement”).

Employee’s employment with the Company will terminate effective on_____ , 200__ (the “Termination Date”). In exchange for the severance pay and other severance benefits provided to Employee under Section IV-D-3 of the Employment Agreement (including, but not limited to, the right to retain all vested 401K benefits pursuant to the 401K Plan), and except for the obligations of Company under such Section IV-D-3, Employee hereby covenants not to sue and releases the Company, and its subsidiaries, parent and affiliated entities, past and present, and each of them, as well as their respective trustees, directors, officers, agents, employees, shareholders, assignees, successors, attorneys, and insurers, past and present, and each of them (individually and collectively referred to herein as “Releasees”), from any and all claims, wages, agreements, contracts, obligations, covenants, demands, costs, expenses, attorneys’ fees, rights, debts, liens, and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with his employment or any other transactions, occurrences, acts or omissions, or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted, prior to the execution of this Agreement, whether based on contract, tort, common law, or statute. Employee acknowledges by the execution of this Agreement that he has no further claims against the Releasees other than for the performance of the obligations set forth in Section IV-D-3 and Section XI of the Employment Agreement.

The Employee hereby acknowledges that he has read this Agreement, understands its contents and agrees to its terms and conditions knowingly, voluntarily and of his own free will. Specifically, the Employee agrees: (a) that he is releasing any and all claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, and any federal, state or local fair employment acts arising up to the date of the execution of this Agreement, (b) that the consideration being received by the Employee is greater than he would have been entitled to receive before signing this Agreement, (c) that the Employee is hereby advised to consult an attorney of his choice prior to the execution of this Agreement, (d) that the Employee was given at least twenty-one (21) days from the date of receipt of this Agreement to decide whether or not to execute it, and (e) that the Employee has seven (7) days from the execution of this Agreement to revoke its execution and this Agreement will become null and void if he elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event of such revocation, the Company will not have any obligations under this Agreement or Section IV-D-3 of the Employment Agreement except for the payment of Accrued Obligations as defined in the Employment Agreement.

If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application and, therefore, the provisions of this Agreement are declared to be severable.

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the ________ day of __________________ 200_.

Russell Burke		Twistbox Entertainment, Inc.

By:	/s/ Russell Burke	By:	/s/ Adi McAbian
	Social Security #: ___________________________		Name: Adi McAbian
Its: Managing Director